Exhibit 10.15

STOCK OPTION GRANT PURSUANT TO THE AMENDED AND RESTATED
2000 STOCK OPTION AND EQUITY INCENTIVE PLAN

                                                , (the “Optionee”):

Monolithic System Technology, Inc., a Delaware corporation (the “Company”), hereby grants to Optionee, an option (“Option”) to purchase a total of                                      (              ) shares of Common Stock (“Shares”) of the Company, at the price set forth herein, and in all respects subject to the terms, definitions and provisions of the Company’s Amended and Restated 2000 Stock Option and Equity Incentive Plan (“Plan”).  The terms and provisions of the Plan are incorporated herein by reference and all capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Plan, and in the event of any conflict between the terms and provisions herein and those of the Plan, the terms and provisions of the Plan, including, without limitation, the powers of the Committee thereunder, shall prevail and be controlling.

THE DETAILS OF YOUR OPTION ARE AS FOLLOWS:

1.                                       Nature Of The Option

The Option is intended to be a [Nonstatutory Stock Option/Incentive Stock Option].

2.                                       Option Price

The Option Price is $                         for each Share.

3.                                       Vesting And Exercise Of Option

a.                                       During the Optionee’s Continuous Service with the Company, the Option will vest and become exercisable during its term in accordance with the following schedule:

No. of Shares Vesting	Vesting Period

[or]

[in accordance with the provisions of Section 9(a) of the Plan];

provided that if the Option is subject to Section 11(b) or 11(d) of the Plan, it shall vest in accordance with the provisions of such applicable subsection.

b.                                      In the event of the Optionee’s death, disability or other termination of employment, the Option shall be exercisable [in the manner and to the extent provided in Section 9(d)-(f) of the Plan] [or] as otherwise specified by resolution of the Board].

c.                                       No fraction of a Share shall be purchasable or deliverable upon exercise, but in the event any adjustment of the number of Shares covered by the Option shall cause such number to include a fraction of a Share, such number of Shares shall be adjusted to the nearest smaller whole number of Shares.

d.                                      In order to exercise any portion of this Option which has vested, the Optionee shall notify the Company in writing of the election to exercise the Option and the number of Shares in respect of which the Option is being exercised, by executing and delivering the Notice of Exercise of Stock Option in the form attached hereto as Appendix I.  The certificate or certificates representing Shares as to which this Option has been exercised shall be registered in the name of the Optionee.

4.                                       Non-Transferability Of Option

[This Option, if or to the extent it is an Incentive Stock Option, may be exercised during the lifetime of the Optionee only by the Optionee.  As approved by the Committee and subject to Section 10 of the Plan, any vested Nonstatutory Stock Option may be transferred by the Optionee through a gift or domestic relations order in settlement of marital property rights to the donees or transferees described in Section 10 of the Plan].  Otherwise, this Option may only be transferred by will or by the law of descent and distribution.  The terms of this Option shall be binding upon the executors, administrators, heirs and successors of the Optionee.

5.                                       Method Of Payment

Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

a.                                       cash;

b.                                      check, cashier’s check, certified check or wire transfer;

c.                                       in the event there exists a public market for the Company’s Common Stock on the date of exercise, by delivery of a sell order to a broker for the shares being purchased and an agreement to pay (or have the broker remit payment for) the purchase price of the shares being purchased on or before the settlement date for the sale of such shares to the broker; or

d.                                      in the event there exists a public market for the Company’s Common Stock on the date of exercise, by surrender of shares of the Company’s Common Stock, provided that if such shares were acquired upon exercise of an incentive stock option, the Optionee must have first satisfied the holding period requirements under Section 422(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”).  In this case payment shall be made as follows:

i.                                          The Optionee shall deliver to the Secretary of the Company a written notice which shall set forth the portion of the purchase price the Optionee wishes to pay with Common Stock, and the number of shares of such Common Stock the Optionee intends to surrender pursuant to the exercise of this Option, which shall be determined by dividing the aforementioned portion of the purchase price by the closing price per share of the Common Stock of the Company, as reported on the Nasdaq National Market (or on any other national securities exchange or other established market on which the Common Stock is then listed), on the last business day immediately preceding the date of exercise of the Option, as determined by the Committee;

ii.                                       Fractional shares shall be disregarded and the Optionee shall pay in cash an amount equal to such fraction multiplied by the price determined under subparagraph i above;

iii.                                    The written notice shall be accompanied by a duly endorsed blank stock power with respect to the number of Shares set forth in the notice, and the certificate(s) representing said Shares shall be delivered to the Company at its principal offices within three working days from the date of the notice of exercise;

iv.                                   The Optionee hereby authorizes and directs the Secretary of the Company to transfer so many of the Shares represented by such certificate(s) as are necessary to pay the purchase price in accordance with the provisions herein; and

v.                                      Notwithstanding any other provision herein, the Optionee shall only be permitted to pay the purchase price with Shares of the Company’s Common Stock owned by him as of the exercise date in the manner and within the time periods allowed under 17 CFR Section 240.16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), as such regulation is presently constituted, as it is amended from time to time, and as it is interpreted now or hereafter by the Securities and Exchange Commission.

6.                                       Adjustments Upon Changes In Capitalization

The number of Shares covered by this Option shall be adjusted in accordance with the provisions of Section 20 of the Plan in the event of changes in the capitalization or organization of the Company, or if the Company is a party to a merger or other corporate reorganization.

7.                                       Term Of Option

This Option may not be exercised more than [ten] years from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Option. [Note: Five years with respect to an Incentive Stock Option grant to an Optionee that owns 10% or more of the Common Stock.]

8.                                       Not Employment Contract

Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ or other service with the Company or any Parent or Subsidiary or shall interfere with or restrict in any way the rights of the Company (or any Parent or Subsidiary), which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause, subject to the provisions of applicable law.  This is not an employment contract.

9.                                       Income Tax Withholding

a.                                       The Optionee authorizes the Company to withhold in accordance with applicable law from any compensation payable to him or her any taxes required to be withheld by Federal, state or local laws as a result of the exercise of this Option in accordance with Section 12 of the Plan.  The Optionee agrees to notify the Company immediately in the event of any disqualifying disposition (within the meaning of Section 421(b) of the Code) of the shares acquired upon exercise of an Incentive Stock Option.  Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the exercise of this Option, or a disqualifying disposition of the shares acquired upon exercise of an Incentive Stock Option, the Optionee agrees to pay the Company the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not Optionee is an employee of the Company at that time.

b.                                      At such time as the Optionee is required to pay to the Company an amount with respect to tax withholding obligations as set forth in Section 9(a), the Optionee may elect prior to the date the amount of such withholding tax is determined to make such payment, or such increased payment as the Optionee elects to make up to the maximum federal, state and local marginal tax rates (including any related FICA obligation) applicable to the Optionee and the particular transaction in accordance with the provisions of Section 12 of the Plan.

c.                                       Any adverse consequences incurred by an Optionee with respect to the use of shares of Common Stock to pay any part of the Option Price or of any tax in connection with the exercise of an Option, including, without limitation, any adverse tax consequences arising as a result of a disqualifying disposition within the meaning of Section 422 of the Code, shall be the sole responsibility of the Optionee.

10.                                 Conditions Upon Issuance of Shares.

Shares shall not be issued with respect to the Option unless the exercise of the Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or public trading market upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of the Option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

11.                                 Notices and Other Communications.

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the Optionee, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Chief Financial Officer, or to such other address or telecopier number or electronic mail address, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; (iii) in the case of facsimile transmission, when confirmed by facsimile machine report; and (iv) in the case of electronic mail, when directed to an electronic mail address at which the receiving party has consented to receive notice, provided, that such consent is deemed revoked if the sender is unable to deliver by electronic transmission two consecutive notices and such inability becomes known to the secretary or assistant secretary of the Company or to the transfer agent, or other person responsible for giving notice.

Dated the            day of                                                 .

MONOLITHIC SYSTEM TECHNOLOGY, INC.

By:

Its:
Duly authorized on behalf of the Board of Directors

The Optionee acknowledges receipt of copies of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions of the Plan and this Stock Option Grant.  The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan.

Optionee

Date:                           , 20

CONSENT OF SPOUSE/DOMESTIC PARTNER

I,                                                   , spouse/domestic partner of the Optionee who executed the foregoing Agreement, hereby agree that my spouse’s/domestic partner’s interest in the shares of Common Stock subject to said Agreement shall be irrevocably bound by the Agreement’s terms.  I further agree that my community property interest in such shares, if any, shall similarly be bound by said Agreement and that such consent is binding upon my executors, administrators, heirs and assigns.  I agree to execute and deliver such documents as may be necessary to carry out the intent of said Agreement and this consent.

Spouse/Domestic Partner

APPENDIX I

MONOLITHIC SYSTEM TECHNOLOGY, INC.

NOTICE OF EXERCISE OF STOCK OPTION

I                                                                                  (print legibly) hereby elect to exercise the following stock options(s) granted to me by MONOLITHIC SYSTEM TECHNOLOGY, INC. (the “Company”) under its Amended and Restated 2000 Stock Option and Equity Incentive Plan (the “Plan”).  All shares being purchased are fully vested and exercisable pursuant to Section 3 of the listed Option Agreement.

1.	Shares at $	per share (Grant date):	)
2.	Shares at $	per share (Grant date):	)
3.	Shares at $	per share (Grant date):	)
4.	Shares at $	per share (Grant date):	)

Cash exercise in the amount of $

Shares purchased under the Plan should be issued to me as follows:

Name:

If you choose to include your spouse, you must designate below how you wish your shares to be registered by checking the appropriate box.  If we receive no designation, the shares will be designated as Joint Tenants.

☐ Joint Tenants	☐ Community Property
☐ Tenants in Common	☐ Tenancy by Entirety

Verification by                                                                                     Stock Administration

Certificate to be delivered to (complete item 1 or 2 below)

1.               Employee                                                                                                                                                                                      Home Address:

2.               (Insert Name of Second Broker)

Acct #:

Contact Name & Number:

Signature:	Date:
Social Security No.:

[For Company Use Only]

As of the date set forth above, the above named person has the vested right to exercise the number of shares set forth above.

Date:

Amount due Company: $

Monolithic System Technology, Inc. Stock Administration

755 N. Mathilda Avenue

Sunnyvale, California 94085

(408) 731-1800